Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

As previously disclosed, Carbonite, Inc. (the “Company”) and its wholly owned subsidiaries, Carbonite Cloud Backup (Canada) Inc., Carbonite GmbH, and Carbonite Operations BV, completed the acquisition of the North American and European Union cloud-based business continuity and disaster recovery assets of EVault, Inc. (“EVault”) on January 13, 2016 and March 31, 2016, respectively. The following unaudited pro forma condensed combined financial information and related notes combine the historical financial statements of Carbonite and EVault.

For purposes of the pro forma condensed combined statement of operations, results for EVault are presented for the twelve-month period ended January 1, 2016.  This information was derived from the historical audited statement of operations of EVault for the year ended July 3, 2015, the historical unaudited statement of operations of EVault for the six months ended January 1, 2016 and historical unaudited financial information of EVault for the six months ended January 2, 2015, as included within this Form 8-K/A.  For purposes of the pro forma condensed combined balance sheet, we utilized the unaudited historical balance sheet of EVault as of January 1, 2016 included in this Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 gives effect to the acquisition as if it had occurred on January 1, 2015, the beginning of our fiscal year.  The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on December 31, 2015. The historical condensed combined financial information has been adjusted to give effect to pro forma events that are: 1) directly attributable to the acquisition; 2) factually supportable; and 3) with respect to the statement of operations, expected to have a continuing impact on the combined results.  In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.  The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the Company's historical audited financial statements for the fiscal year ended December 31, 2015, which are available in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and the historical audited and unaudited financial statements of EVault included in this Form 8-K/A.

The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the accounting is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available.  This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.  Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.

The unaudited pro forma condensed combined financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved if EVault had been acquired and the other transactions had been completed on the date or for the periods presented, and does not purport to indicate the results of operations or financial position as of any future date or for any future period.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of December 31, 2015
(in thousands)

	Historical
	Carbonite	EVault	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$63,936	$7,542	$(21,542)	a, b	$49,936
Marketable securities	1,000	5	(5)	b	1,000
Trade accounts receivable, less allowances for doubtful accounts	3,736	13,404	(13,404)	b	3,736
Inventory	—	423	96	b	519
Prepaid expenses and other current assets	3,188	5,463	(1,594)	b, h	7,057
Restricted cash	135	—	—		135
Total current assets	71,995	26,837	(36,449)		62,383
Property and equipment, net	22,083	18,725	(11,949)	b, i	28,859
Other assets	167	2,721	(2,721)	b	167
Acquired intangible assets, net	8,640	—	9,436	c	18,076
Goodwill	23,105	—	—		23,105
Total assets	$125,990	$48,283	$(41,683)		$132,590
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,384	$9,728	$(9,728)	b	$8,384
Related party payable, net	—	13,811	(13,811)	b	—
Accrued expenses	11,559	11,475	(8,370)	b, d	14,664
Current portion of deferred revenue	80,269	7,962	(3,053)	b, i	85,178
Current portion of related party notes payable	—	3,500	(3,500)	b	—
Total current liabilities	100,212	46,476	(38,462)		108,226
Deferred revenue, net of current portion	18,434	2,833	(1,142)	b, i	20,125
Other long-term liabilities	6,271	4,011	(4,011)	b	6,271
Total liabilities	124,917	53,320	(43,615)		134,622
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	278	—	—		278
Additional paid-in capital	165,391	460,160	(460,160)	b	165,391
Accumulated deficit	(160,943)	(464,981)	461,876	b, d	(164,048)
Treasury stock	(5,693)	—	—		(5,693)
Accumulated other comprehensive income	2,040	(216)	216	b	2,040
Total stockholders’ equity	1,073	(5,037)	1,932		(2,032)
Total liabilities and stockholders’ equity	$125,990	$48,283	$(41,683)		$132,590
See accompanying notes to unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015
(in thousands, except per share and per share data)

	Historical
	Carbonite	EVault	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenue	$136,616	$88,986	$(6,342)	g, k	$219,260
Cost of revenue	38,784	43,279	(1,174)	d, e, f, k	80,889
Gross profit	97,832	45,707	(5,168)		138,371
Operating expenses:
Research and development	28,085	14,728	(297)	d, f	42,516
General and administrative	37,265	21,349	(2,806)	d, e, f	55,808
Sales and marketing	53,671	53,697	365	d, e, f	107,733
Restructuring charges	469	4,440	—		4,909
Impairment loss	—	54,435	(23,835)	k	30,600
Total operating expenses	119,490	148,649	(26,573)		241,566
Loss from operations	(21,658)	(102,942)	21,405		(103,195)
Interest and other income (expense), net	145	(195)	—		(50)
Loss before income taxes	(21,513)	(103,137)	21,405		(103,245)
Provision for income taxes	102	95	(115)	j	82
Net loss	$(21,615)	$(103,232)	$21,520		$(103,327)
Basic and diluted net loss per share attributable to common stockholders	$(0.80)				$(3.80)
Weighted-average number of common shares used in computing basic and diluted net loss per share	27,187,910				27,187,910
See accompanying notes to unaudited pro forma condensed consolidated financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands, except share and per share)

1. Basis of Presentation

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and the unaudited historical financial information of EVault for the year ended January 1, 2016, and has been prepared as if the acquisition had occurred on January 1, 2015.  The unaudited pro forma condensed combined balance sheet as of December 31, 2015 combines the consolidated balance sheet included in our Annual Report on Form 10-K, filed with the SEC on March 8, 2016, with the historical unaudited balance sheet for EVault as of January 1, 2016 included in this Form 8-K/A, and has been prepared as if the acquisition had occurred on December 31, 2015. For purposes of the pro forma condensed combined statement of operations, results for EVault are presented for the twelve-month period ended January 1, 2016.  This information was derived from the historical audited statement of operations of EVault for the year ended July 3, 2015 and deducting the historical unaudited financial information of EVault for the six months ended January 2, 2015 and adding the historical unaudited statement of operations of EVault for the six months ended January 1, 2016, included in this Form 8-K/A. The unaudited pro forma condensed combined financial information herein has been prepared to illustrate the effects of the acquisition in accordance with U.S. GAAP.

We have accounted for the acquisition under the acquisition method of accounting in accordance with the authoritative guidance on business combinations under the provisions of Accounting Standards Codification (“ASC”) 805, Business Combinations.  The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the accounting is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.  Differences between these preliminary estimates and the final purchase accounting may occur, and these differences could be material.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods presented, nor is it necessarily indicative of the future results of the combined company.

2. Preliminary Purchase Price Allocation

On January 13, 2016, the Company completed the acquisition of the North American cloud-based business continuity and disaster recovery assets of EVault. The Company completed the acquisition of the assets used in the European Union operations of EVault on March 31, 2016. The following table summarizes the preliminary purchase price allocation as if the acquisition had occurred on December 31, 2015, which is the assumed acquisition date for the purpose of the pro forma balance sheet (in thousands):

Fair value of consideration transferred:
Cash, net of cash acquired	$14,000
Fair value of TSA credit	(3,000)
Fair value of total consideration	$11,000

Fair value of assets acquired and liabilities assumed:
Prepaid expenses	$869
Property and equipment, net	6,776
Intangible assets	9,436
Other long-term assets	519
Total assets acquired	17,600
Less deferred revenue	(6,600)
Net assets acquired	$11,000

In connection with the acquisition of EVault, the Company separately negotiated a Transaction Services Agreement (“TSA”) that provides a credit to be used against future services provided by the Seller under the terms of the agreement.  The Company has estimated the preliminary fair value of the TSA credit to be $3.0 million and accounted for it as a reduction in consideration transferred in the preliminary allocation.

The significant intangible assets identified in the preliminary purchase price allocation discussed above include developed technology, tradenames and customer relationships, which are amortizing over their respective useful lives on a straight line basis. The preliminary allocations of the purchase price are subject to revisions as additional information is obtained about the facts and circumstances that existed as of the acquisition date.  Developed technology consists of products that have reached technological feasibility and tradenames represent acquired company and product names. To value the developed technology asset, the Company utilized the income approach, specifically a discounted cash-flow method known as the multi-period excess earnings method. The tradename intangible was valued using a relief from royalty method, which considers both the market approach and the income approach. Customer relationships represent the underlying relationships with certain customers to provide ongoing services for products sold. The Company utilized the replacement cost/lost profits methodology to derive the fair value of the customer relationships. The following table presents the estimated fair values and useful lives of the identifiable intangible assets acquired:

	Amount	Weighted Average Useful Life
	(in thousands)	(in years)
Developed technology	$6,239	5
Customer relationships	2,197	6
Tradenames	1,000	6
Total identifiable intangible assets	$9,436
3. Pro Forma Adjustments

The following describes the pro forma adjustments related to the acquisition that have been made in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2015 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015, giving effect to the acquisition as if it had been consummated at the beginning of the periods presented, all of which are based on preliminary estimates that could change significantly as additional information is obtained:

a.	Represents the cash consideration of $14.0 million paid by the Company in connection with the Asset Purchase Agreement.

b.
Represents the elimination of assets, liabilities, and historical equity accounts excluded from the Asset Purchase Agreement between the Carbonite, Inc. (the “Company”) and its wholly owned subsidiaries, and EVault, Inc. and Seagate Technology (US) Holdings, Inc.

c.
Represents the recording of significant intangible assets identified in the preliminary purchase price allocation. Refer to Note 2—Preliminary Purchase Price Allocation included within this Form 8-K/A for additional information regarding the fair value of intangible assets acquired and the useful lives for each intangible asset.

d.
To eliminate $3.3 million in transaction costs recorded by the Company in connection with the acquisition. These amounts include legal, investment banker and audit fees, and were recorded as follows in the respective statement of operations for the twelve months ended December 31, 2015 (in thousands):

Year ended December 31, 2015
Cost of revenues	$7
Research and development	6
General and administrative	3,220
Sales and marketing	59
Total	$3,292

Additionally, to accrue $3.1 million transaction costs direct and incremental to the Asset Purchase Agreement incurred subsequent to the closing of the period ended December 31, 2015.

e.
Represents the preliminary estimate of amortization expense for the year ended December 31, 2015 related to the acquired identifiable intangible assets calculated as if the acquisition had occurred on January 1, 2015. Refer to Note 2—Preliminary Purchase Price Allocation included within this Form 8-K/A for additional information regarding the amortization lives of the intangible assets expected to be recognized. The adjustment to amortization expense has been recorded on a straight line basis and is as follows (in thousands):

Year ended December 31, 2015
Cost of revenues	$1,248
General and administrative	167
Sales and marketing	366
Total	$1,781

f.
Represents the adjustment to reverse incremental depreciation expense resulting from the application of fair value measurement to acquired property and equipment. Pro forma adjustments are as follows (in thousands):

Year ended December 31, 2015
Cost of revenues	$(1,579)
Research and development	(291)
General and administrative	248
Sales and marketing	58
Total	$(1,564)

g.	To reflect estimated amortization of preliminary fair value adjustment for acquired deferred revenue of $3.5 million over the estimated weighted average contract period of 15.2 months.

h.	Record the relative fair value associated with the transitional services agreement credit of $3.0 million.

i.	To record the preliminary fair value adjustments (step-downs) for property, plant and equipment of $5.5 million and deferred revenue of $4.4 million.

j.	To record the tax effect of combining the Carbonite and EVault businesses.

k.	To reverse revenues and costs directly attributable to assets and products not acquired in the Asset Purchase Agreement.